Exhibit 99.1

UBIQUITI INC. REPORTS SECOND QUARTER FISCAL 2020 FINANCIAL RESULTS
~ Revenues of $308.3 million ~
~ GAAP diluted Earnings Per Share of $1.32 ~
~ Non-GAAP diluted Earnings Per Share of $1.40 ~

New York, NY - February 7, 2020 - Ubiquiti Inc. (NYSE: UI) (“Ubiquiti” or the “Company”) today announced results for the second quarter fiscal 2020, ended December 31, 2019.

Second Quarter Fiscal 2020 Financial Summary

•Revenues of $308.3 million, increasing 0.3% year-over-year
•GAAP diluted EPS of $1.32, increasing 21.1% year-over-year
•Non-GAAP diluted EPS of $1.40, increasing 5.3% year-over-year
•Repurchased 995,495 shares of common stock at an average price of $120.11 per share during the quarter.

Additional Financial Highlights

•The Company's Board of Directors declared a $0.30 per share cash dividend payable on February 25, 2020 to shareholders of record at the close of business on February 18, 2020.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q20	F1Q20	F2Q19
Revenues	308.3	323.3	307.3
Service Provider Technology	97.7	115.9	113.2
Enterprise Technology	210.6	207.4	194.1
Gross profit	145.1	151.4	140.2
Gross Profit (%)	47.1%	46.8%	45.6%
Total Operating Expenses	33.0	30.7	48.6
Income from Operations	112.0	120.7	91.7
GAAP Net Income	85.8	98.1	77.8
GAAP EPS (diluted)	1.32	1.43	1.09
Non-GAAP Net Income	91.4	98.7	95.1
Non-GAAP EPS (diluted)	1.40	1.44	1.33

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Service Provider Technology	$97,716	$113,222	$213,642	$218,179
Enterprise Technology	210,568	194,054	417,919	372,002
Total revenues	$308,284	$307,276	$631,561	$590,181

Ubiquiti Inc. Revenues by Geographical Area In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
North America	$129,966	$121,234	$277,917	$240,605
Europe, the Middle East and Africa	120,607	134,392	246,447	259,323
Asia Pacific	32,804	30,743	62,521	55,170
South America	24,907	20,907	44,676	35,083
Total revenues	$308,284	$307,276	$631,561	$590,181

Income Statement Items

Revenues

Revenues for the second quarter fiscal 2020 were $308.3 million, representing a decrease from the prior quarter of 4.6% and an increase from the comparable prior year period of 0.3%. Revenues for the first six months of fiscal 2020 were $631.6 million, representing an increase of 7.0% from the first six months of fiscal 2019. The fiscal second quarter sequential decrease in revenue was primarily due to distributor ordering patterns related to our Service Provider Technology products.

Gross Margins

During the second quarter fiscal 2020, GAAP gross profit was $145.1 million. GAAP gross margin of 47.1% increased 1.5% versus the comparable prior year period GAAP gross margin of 45.6% and increased 0.3% versus the prior quarter GAAP gross margin of 46.8%. The increase in gross profit percentage for the second quarter fiscal 2020 as compared to the comparable prior-year period and the prior quarter was primarily driven by favorable changes in product mix, partially offset by higher tariffs, increased inventory reserves and higher indirect costs.

Research and Development

During the second quarter fiscal 2020, research and development ("R&D") expenses were $24.0 million. This reflects an increase as compared to the R&D expenses of $20.0 million in the comparable prior year period and an increase as compared to R&D expenses of $20.3 million in the prior quarter. Increased costs in second quarter fiscal 2020 as compared to the comparable prior year period and prior quarter is primarily driven by higher employee-related expenses and other development activities.

Sales, General and Administrative

The Company’s sales, general and administrative (“SG&A”) expenses for the second quarter fiscal 2020 were $9.0 million. This reflects a decrease as compared to the SG&A expenses of $10.6 million in the comparable prior year period and a decrease as compared to the SG&A expenses of $10.5 million in the prior quarter. The decrease in SG&A costs as compared to the comparable prior year period was primarily due to lower professional fees offset, in part by higher marketing expense. The decrease in SG&A expenses as compared to the prior quarter was primarily due to a decrease in both professional fees and bad debt expense.

Other Expenses

The second quarter fiscal 2020 included a $5.0 million impairment charge related to an unrealized loss on a cost-based investment. The second quarter fiscal 2019 included an $18 million expense arising from the settlement of a lawsuit.

Net Income and Earnings Per Share

During the second quarter fiscal 2020, GAAP net income was $85.8 million and non-GAAP net income was $91.4 million. GAAP earnings per diluted share was $1.32 and non-GAAP earnings per diluted share was $1.40.

Comparing the second quarter fiscal 2020 with the second quarter fiscal 2019, the 21.1% increase in GAAP earnings per diluted share was primarily driven by the absence of the $18 million litigation settlement made in fiscal 2019 and decreased shares outstanding, partially offset by increased operating costs and interest expense, as well as an impairment charge to a cost-based investment. Comparing the second quarter fiscal 2020 with the second quarter fiscal 2019, the 5.3% increase in non-GAAP earnings per diluted share was primarily driven by an increase in gross margin and a decrease in shares outstanding, partially offset by increased operating costs and interest expense.

About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — aggregate shipments over 101 million devices play a key role in creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UNMS and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.

Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Laura Kiernan
High Touch Investor Relations
laura.kiernan@ui.com
Ph. 1-914-598-7733

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our intentions to pay quarterly cash dividends and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2019, and subsequent filings filed with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, http://ir.ui.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2019	2018	2019	2018
Revenues	$308,284	$307,276	$631,561	$590,181
Cost of revenues	163,198	167,045	335,084	318,344
Gross profit	$145,086	$140,231	$296,477	$271,837
Operating expenses:
Research and development	24,041	19,977	44,293	38,199
Sales, general and administrative	8,997	10,597	19,447	24,363
Litigation settlement	—	18,000	—	18,000
Total operating expenses	33,038	48,574	63,740	80,562
Income from operations	112,048	91,657	232,737	191,275
Interest expense and other, net	(12,085)	(3,212)	(16,738)	(5,739)
Income before income taxes	99,963	88,445	215,999	185,536
Provisions for income taxes	14,152	10,649	32,042	22,037
Net income	$85,811	$77,796	$183,957	$163,499
Net income per share of common stock:
Basic	$1.32	$1.09	$2.76	$2.26
Diluted	$1.32	$1.09	$2.75	$2.25
Weighted average shares used in computing net income per share of common stock:
Basic	64,973	71,225	66,682	72,499
Diluted	65,071	71,406	66,781	72,686

Other comprehensive income:
Unrealized (losses) on available-for-sale securities	(172)	(2)	$(325)	$(148)
Comprehensive income	$85,639	$77,794	$183,632	$163,351

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2019	September 30, 2019	December 31, 2018	2019	2018
Net Income	$85,811	$98,146	$77,796	$183,957	$163,499
Stock-based compensation:
Cost of revenues	33	32	261	65	294
Research and development	527	481	497	1,008	964
Sales, general and administrative	170	176	21	346	296
Tax Regulation changes	—	—	2,765	—	2,765
Litigation settlement	—	—	18,000	—	18,000
Impairment of cost-based investment	5,000	—	—	5,000	—
Tax effect of Non-GAAP adjustments	(172)	(162)	(4,200)	(334)	(4,440)
Non-GAAP net income	$91,369	$98,673	$95,140	$190,042	$181,378
Non-GAAP diluted EPS	$1.40	$1.44	$1.33	$2.85	$2.50

Weighted-average shares used in Non-GAAP diluted EPS	65,071	68,484	71,406	66,781	72,686

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock-based compensation expense, Tax Regulation changes, Litigation settlement, impairment of cost-based investment and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.

Usefulness of Non-GAAP Financial Information to Investors

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:
• Stock-based compensation expense
• Tax Regulation changes
• Litigation Settlement
• Impairment of cost-based investment
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to non-GAAP Net Income” included in this press release.

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